Exhibit 99.1

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                ANNOUNCES FIRST QUARTER EARNINGS PER SHARE UP 20%


     AUSTIN, TEXAS, May 9, 2005 - American Physicians Service Group, Inc. ("APS") (NASDAQ: AMPH) today announced results for the first quarter of 2005. For the three months ended March 31, 2005, revenues were $6,662,000 compared to $7,290,000 a year-ago. Net income of $853,000, compares to net income of $694,000 in the same quarter of 2004, a 23% increase. Diluted earnings per share was $0.30 compared to $0.25 in the first quarter of 2004, a 20% increase.

     Ken Shifrin, APS Chairman of the Board stated, "Our Insurance operations reported operating income up 6% on slightly lower revenues. This performance was in line with our expectations. We anticipated a difficult environment for our Financial Services segment, which deals primarily with fixed income securities, as market expectations generally envisioned a continuation of the trend toward higher rates. This expectation, along with increased signs of inflation, concerned many bond investors resulting in their being less active in the market. Our decline in revenue, primarily commissions, reflects that concern."

     Mr. Shifrin continued, "We took the opportunity to realize gains on an equity investment that had performed well, recognizing $630,000 in pretax income. This was good timing as it offset a $180,000 increase in professional fees incurred in implementing provisions of the Sarbanes-Oxley Act during the quarter. With proceeds of the equity sale and some rebalancing, we increased the yield of our fixed income portfolio, improved our current ratio, and remain in a position to take advantage of growth opportunities."

     Mr. Shifrin concluded, "We continue to create and preserve shareholder value. Book value per share has continued to rise and is now $9.32 compared to $8.18 at March 31, 2004. Diluted weighted average shares outstanding increased approximately 3.5% during the twelve months ended March 31, 2005, compared to a 24% increase during the twelve months ended March 31, 2004. The smaller increase reflects a smaller number of issued options and a continuation of our share repurchase program. Approximately $1.5 million of the $2.0 million authorized remains in our repurchase program."

     APS is a management and financial services firm with subsidiaries and affiliates which provide: medical malpractice insurance services for doctors; and brokerage and investment services to institutions and high net worth individuals. The Company is headquartered in Austin, Texas and maintains offices in Dallas and Houston.

     This press release includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results to differ materially. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company's future results, please see the Company's recent filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance.

Actual results may differ materially from management expectations. Copies of the filings are available upon request from the Company's investor relations department.

For further information, visit APS' website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)
Mr. W. H. Hayes, Sr. Vice President - Finance
American Physicians Service Group, Inc.
1301 Capital of Texas Highway, C-300
Austin, Texas  78746
(512)328-0888

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                        UNAUDITED SELECTED FINANCIAL DATA
                      (In thousands, except per share data)


                                                    Three Months Ended
                                                         March 31,
                                                  2005               2004
                                                 -------------------------

Revenues:

Financial services                               $3,267             $3,832
Insurance services                                3,395              3,458
                                                 -------           -------
     Total revenues                               6,662              7,290

Expenses:

Financial services                                2,950              3,241
Insurance services                                2,684              2,789
General and administrative                          486                346
Gain on sale of assets                              (35)               (12)
                                                 -------            -------
     Total expenses                               6,085              6,364
                                                 -------            -------

Operating income                                    577                926
Sale of investments and other                       591                 90
                                                 -------            -------

Income from operations before interest,
  income taxes and minority interests             1,168              1,016

Interest and other income                           173                 75
Income tax expense                                  477                397
Minority interests                                   11                 --
                                                 -------            -------

        Net income                                 $853               $694
                                                 =======            =======

Diluted income per share:

        Net income                                $0.30              $0.25
                                                 =======            =======

Weighted average shares outstanding (diluted)     2,867              2,769

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                  UNAUDITED SELECTED FINANCIAL DATA, continued


(In thousands)
                                                              March 31,
                                                        2005             2004
                                                     ----------       ---------

ASSETS

Current assets                                         $12,601          12,123

Notes receivable, less current portion                     107             298
Property and equipment                                     670             364
Investment in available for sale equity and
 fixed income securities-non-current                    13,343           9,905
Goodwill                                                 1,247           1,247
Other assets                                               299             421
                                                       --------        --------

         Total Assets                                  $28,267         $24,358
                                                       =======          =======


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                      2,971           2,731

Other liabilities                                          688           1,327
                                                       --------        -------

         Total liabilities                               3,659           4,058

Minority interests                                          13               1

Shareholders' Equity:

Common stock                                               264             248
Additional paid-in capital                               7,838           7,055
Retained earnings                                       14,801          13,067
Accumulated other comprehensive income
  (loss), net of taxes                                   1,692             (71)
                                                       --------         -------

         Total shareholders' equity                     24,595          20,299
                                                       -------         -------

Total Liabilities and Shareholders' Equity             $28,267         $24,358
                                                       =======         =======